UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

(Rule 14c-101)

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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[X]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]	Definitive Information Statement

PROPANC BIOPHARMA, INC.

(Name of Registrant as Specified in its Charter)

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Propanc Biopharma, Inc.

6 Butler Street, Camberwell

VIC, 3124 Australia

NOTICE OF ACTION TO BE TAKEN WITHOUT A MEETING

To The Stockholders of Propanc Biopharma, Inc.:

This notice and the enclosed Information Statement is being furnished by the Board of Directors (the “Board”) of Propanc Biopharma, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), to the holders of record (the “Stockholders”) of shares of our common stock, par value $0.001 (the “Common Stock”), and shares of our preferred stock, $0.01 par value per share (the “Preferred Stock”), at the close of business on July [●], 2020 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of the enclosed Information Statement is to notify our Stockholders of actions taken by written consent of the holders of a majority of our voting stock. On June 9, 2020, the Company received written consents in lieu of a meeting of stockholders from holders of 99,357,380 votes representing 50.25% of the outstanding voting power of the Company (the “Majority Stockholders”) approving the following action by the Company (the “Action”):

approval of a Certificate of Amendment (the “Certificate of Amendment”) to our Certificate of Incorporation effecting, at the discretion of our Board, a reverse stock split of the Common Stock at a reverse stock split ratio in the range of between 1-for-10 and 1-for-1,000 (the “Reverse Stock Split”), which specific ratio will be determined by our Board at its sole discretion prior to the filing the Certificate of Amendment, with a corresponding pro-rata decrease of the authorized number of shares of our Common Stock.

The full text of the Certificate of Amendment is attached as Exhibit A to this Information Statement.

On June 9, 2020, prior to the approval of the Majority Stockholders, the Board approved the Action and the Certificate of Amendment, subject to obtaining subsequent stockholder approval, and recommended for our stockholders to approve the Action. The Majority Stockholders approved the Action by written consent in lieu of a meeting on June 9, 2020.

Accordingly, your consent is not required and is not being solicited in connection with the approval of the Action. The Action and the Certificate of Amendment will become effective when we file the Certificate of Amendment with the Secretary of State of the State of Delaware. The Certificate of Amendment will not be filed and the Action will not become effective, until the date that is at least 20 days after the enclosed Information Statement is first mailed or otherwise delivered to our Stockholders.

This Information Statement is being mailed on or about July [●], 2020, to the Stockholders of record on the close of business on the Record Date.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

/s/ James Nathanielsz
James Nathanielsz Chief Executive Officer and Acting Chairman

Propanc Biopharma, Inc.

6 Butler Street, Camberwell

VIC, 3124 Australia

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL INFORMATION

This Information Statement is being mailed on or about July [●], 2020, to the holders of record (the “Stockholders”) at the close of business on July [●], 2020 (the “Record Date”) of shares of common stock, $0.001 par value per share (the “Common Stock”), and shares of preferred stock, $0.01 par value per share (the “Preferred Stock”), of Propanc Biopharma, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), in connection with the approval and adoption of the Certificate of Amendment for the Reverse Stock Split by the written consent of the Majority Stockholders (as defined below). A copy of the form of the Certificate of Amendment is attached as Exhibit A to this Information Statement.

Action by Written Consent

The following action was approved by the written consent of the Majority Stockholders in lieu of a special meeting:

approval of a Certificate of Amendment (the “Certificate of Amendment”) to our Certificate of Incorporation effecting, at the discretion of our Board of Directors (the “Board”), a reverse stock split of the Common Stock at a reverse stock split ratio in the range of between 1-for-10 and 1-for-1,000 (the “Reverse Stock Split”), which specific ratio will be determined by our Board at its sole discretion prior to the filing the Certificate of Amendment, with a corresponding pro-rata decrease of the authorized number of shares of our Common Stock.

The Reverse Stock Split and the Certificate of Amendment, substantially the form attached to this Information Statement as Exhibit A, will become effective upon the acceptance for record of the Certificate of Amendment with the Secretary of State of the State of Delaware, which will occur no earlier than 20 calendar days after this Information Statement is first mailed to our Stockholders.

Required Vote

The Common Stock and the Preferred Stock are the only classes of outstanding voting stock of the Company. As of July [●], 2020, there were 153,402,150 shares of our Common Stock outstanding. On June 9, 2020, the following holders of shares of the Common Stock and shares of the Preferred Stock, representing 50.25% of the outstanding voting power of the Company (the “Majority Stockholders”), executed the written consent of the Majority Stockholders approving the Reverse Stock Split pursuant to the Certificate Amendment:

Shareholder Name	Class of Shares Held	No. of Shares	No. of Votes	% of Outstanding Votes

North Horizon Pty Ltd.(1)	Common Stock	345	345	0.000007%
	Series A Preferred Stock(2)	500,000	1,000,000	0.51%
James Nathanielsz	Common Stock	917	917	0.00001%
	Series B Preferred Stock(3)	1	98,356,118	49.75%
	Total:		99,357,380	50.25%

(1)	North Horizon Pty Ltd. is a Nathanielsz Family Trust. Mr. James Nathanielsz, the Chief Executive Officer, Chief Financial Officer, Acting Chairman and a director of the Company, has voting and investment power over these shares.

(2)	Each holder of outstanding shares of Series A Preferred Stock is entitled to vote on all matters submitted or required to be submitted to a vote of our stockholders, except election and removal of directors, and each share of Series A Preferred Stock entitles such holder to two votes per each outstanding share of Series A Preferred Stock.
(3)	Each holder of outstanding shares of Series B Preferred Stock is entitled to vote on all matters submitted or required to be submitted to a vote of our stockholders, and each share of Series B Preferred Stock has the voting power equivalent to the number of votes equal to the total number of shares of our Common Stock outstanding as of the record date for the determination of stockholders entitled to vote on such matters.

Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a special meeting of stockholders to approve the Reverse Stock Split. In order to eliminate the costs involved in holding a special meeting of stockholders, the Board voted to utilize the written consent of the holders of a majority of our outstanding voting securities. The Board does not intend to solicit any proxies or consents from any other stockholder in connection with this action.

Stockholders Entitled to Receive Notice of Action by Written Consent

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the Company’s stockholders of record on the Record Date. This Information Statement also constitutes notice under Section 228 of the DGCL that the Reverse Stock was approved by the written consent of the Majority Stockholders. This Information Statement is being mailed on or about July [●], 2020, to our stockholders of record on the Record Date who did not execute the written consent of the Majority Stockholders and is being delivered to inform the stockholders of the Reverse Stock Split described herein before it takes effect in accordance with Rule 14c-2 of the Exchange Act. No dissenter’s rights are afforded to our stockholders under Delaware law as a result of the adoption of the Amendment.

Only holders of record of our Common Stock and Preferred Stock at the close of business on the Record Date are entitled to notice of the action taken by written consent.

Effective Date of Action by Written Consent

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the earliest date that the corporate actions being taken pursuant to the written consent of the Majority Stockholders can become effective is 20 days after the first mailing or other delivery of this Information Statement. After the foregoing 20-day period, we plan to file the Certificate of Amendment with the Secretary of State of the State of Delaware, which filing will result in the Reverse Stock Split becoming effective. We recommend that you read this Information Statement in its entirety for a full description of the action approved by the Majority Stockholders.

Dissenters’ Rights of Appraisal

Neither the Company’s Certificate of Incorporation nor Bylaws nor the DGCL provide for dissenters' rights of appraisal in connection with the Action described herein.

Costs of the Information Statement

We are mailing this Information Statement and will bear the costs associated therewith. We are not making any solicitations. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock and Preferred Stock held of record by them, and will reimburse such persons for their reasonable charges and expenses in connection therewith.

ACTIONS TO BE TAKEN

With respect to the Action described in this Information Statement, the Board of Directors reserves the right, notwithstanding that the Majority Stockholders have approved the Action, to elect not to proceed with the Action if the Board, in its sole discretion, determines that it is no longer in the Company’s best interests and the best interests of the Stockholders to consummate the Action.

ACTION ONE: APPROVAL OF THE CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF

INCORPORATION TO EFFECTUATE A REVERSE STOCK SPLIT

General

Our Board and the Majority Stockholders approved a Reverse Stock Split in the range of between 1-for-10 and 1-for-1,000, which specific ratio will be determined by the Board prior to filing the Certificate of Amendment. In determining which Reverse Stock Split ratio to implement, the Board may consider a number of factors, including the historical and then current trading price and trading volume of our Common Stock. Pursuant to the Reverse Stock Split, each number of specific shares of our Common Stock (between 10 and 1,000 depending on the ratio) will be automatically, without any further action by the Stockholders, be combined and reclassified into one (1) validly issued, fully paid and nonassessable share of Common Stock. The Reverse Stock Split will also cause a corresponding pro-rata decrease of the number of the Company’s authorized shares of Common Stock in accordance with the Reverse Stock Split ratio. No fractional shares of Common Stock will be issued as the result of the Reverse Stock Split. Instead, the Company will issue to the Company’s stockholders holding a fractional share of Common Stock one additional share of Common Stock for each fractional share. The Company anticipates that the effective date of the Reverse Stock Split will be during the third calendar quarter of 2020.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT SUCH MINIMAL CHANGE AS MAY RESULT FROM THE ISSUANCE OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

Purpose and Effect of the Reverse Stock Split

The Reverse Stock Split is intended to allow the Company to maintain legal compliance with outstanding debt and convertible note instruments (including the obligation to maintain adequate share reserves). Prior to the Reverse Stock Split, the Company may not have a sufficient number of common stock in its reserves to satisfy all of the reserve requirements of its outstanding instruments. The Reverse Stock Split will reduce the number of shares the Company is required to maintain in reserve for its outstanding debt and convertible note instruments. The Company’s authorized common stock will remain at 1,000,000,000 in connection with the Reverse Stock Split, thus reducing the Company’s issued and outstanding stock to allow for the Company to issue additional shares to be in compliance with its outstanding debt and convertible note instruments.

The Reverse Stock Split will not affect the par value of the Common Stock. As a result, on the effective date of any Reverse Stock Split, the stated capital on our balance sheet attributable to the Common Stock will be reduced in proportion to the fraction by which the number of shares of Common Stock is reduced, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be retroactively increased for each period because there will be fewer shares of our Common Stock outstanding.

The Board also believes that the availability of more shares of Common Stock for issuance will allow the Company greater flexibility in pursuing financing from investors, meeting business needs as they arise, taking advantage of favorable opportunities, and responding to a changing corporate environment.

Aside from managing its convertible debt instruments and corresponding share reserves, the Board of Directors is not implementing the Reverse Stock Split in anticipation of any specific future transaction or series of transactions. Further, the Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act.

On the effective date of any Reverse Stock Split, all outstanding options and warrants will be adjusted to reflect the Reverse Stock Split. The number of shares of Common Stock that the holders of outstanding options and warrants may purchase upon exercise of their options and warrants will decrease, and the exercise prices of such options and warrants will increase, in proportion to the fraction by which the number of shares of Common Stock underlying such options and warrants are reduced as a result of the Reverse Stock Split, resulting in the same aggregate price being required to be paid as would have been paid immediately preceding the Reverse Stock Split.

Our authorized Common Stock will remain the same as a result of any Reverse Stock Split, and the number of outstanding shares of Common Stock will be decreased. These shares may be issued by our Board in its discretion. Any future issuances will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of Common Stock.

No further stockholder approval is required to effect any Reverse Stock Split.

Certain Risks Associated with the Reverse Stock Split

You should recognize that after the Reverse Stock Split you will own fewer shares of Common Stock than you currently own. While we hope that the Reverse Stock Split will result in an increase in the potential stock price of our Common Stock, we cannot accurately predict the effect of the Reverse Stock Split on the market price for our Common Stock. Furthermore, there can be no assurance that the market price of our Common Stock immediately after the proposed Reverse Stock Split will continue for any period of time. Even if our Common Stock maintains an increased share price, the Reverse Stock Split may not achieve the desired results that we have outlined above. Certain other risks associated with the Reverse Stock Split are outlined below:

●	If the Reverse Stock Split is effected and the market price of our Common Stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of our Common Stock will, however, also be based on performance and other factors, which are unrelated to the number of shares outstanding.

●	There can be no assurance that the Reverse Stock Split will result in any particular price for our Common Stock. As a result, the trading liquidity of our Common Stock may not necessarily improve.

●	There can be no assurance that the market price per share of our Common Stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. For example, based on the closing price of our common stock on July [●], 2020 of $[●] per share, if the Reverse Stock Split were implemented and approved for a Reverse Stock Split ratio of 1-for-[●], there can be no assurance that the post-split market price of our Common Stock would be $[●] or greater. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. Moreover, in the future, the market price of our Common Stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split.

●	The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

In evaluating whether to approve the Reverse Stock Split, the Board took into consideration other negative factors associated with reverse stock splits. These factors include: the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; and the costs associated with implementing a reverse stock split.

The Board intends to affect the Reverse Stock Split only if it believes that the implementation of the Reverse Stock Split is in the best interests of the Company and its stockholders. The Board may exercise its discretion not to implement the Reverse Stock Split.

Anti-Takeover Effects of the Reverse Stock Split

THE OVERALL EFFECT OF THE REVERSE STOCK SPLIT (DESCRIBED BELOW) MAY BE TO RENDER MORE DIFFICULT THE CONSUMMATION OF MERGERS WITH THE COMPANY OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE IT DIFFICULT TO REMOVE MANAGEMENT.

A possible effect of the Reverse Stock Split is to discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s voting securities and the removal of incumbent management. Our management could use the additional shares of Common Stock available for issuance to resist or frustrate a third-party take-over effort favored by a majority of the independent Stockholders that would provide an above market premium by issuing additional shares of Common Stock. In addition, both before after the consummation of the Reverse Stock Split, Mr. Nathanielsz, our Chief Executive Officer, Chief Financial Officer, Acting Chairman and a director, will continue to hold the majority voting power of our Company via his beneficial ownership of Series A Preferred Stock and Series B Preferred Stock.

The Reverse Stock Split is not the result of an effort to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise. Nor is the Reverse Stock Split a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision. The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. As discussed above, the reason for the Reverse Stock Split is to manage its convertible debt instruments and corresponding share reserves.

Board Discretion to Implement the Reverse Stock Split in the Future

The Reverse Stock Split will be effected, if at all, only upon a determination by the Board that a Reverse Stock Split (at a Reverse Stock Split ratio determined by the Board, but not to exceed 1-for-1,000) is then in the best interests of the Company and its stockholders. The Board’s determination as to whether the Reverse Stock Split will be effected and, if so, at what ratio, will be based upon certain factors, including existing and expected marketability and liquidity of our Common Stock, prevailing market conditions and the likely effect on the market price of our Common Stock. If the Board determines to effect the Reverse Stock Split, the Board will consider various factors in selecting the ratio, including the overall market conditions at the time and the recent trading history of the Common Stock. Notwithstanding approval of the Reverse Stock Split by the stockholders, the Board may, in its sole discretion, abandon the Reverse Stock Split and the Certificate of Amendment and determine prior to the effectiveness of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware not to effect the Reverse Stock Split, as permitted under Section 242(c) of the DGCL.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

We anticipate that the Reverse Stock Split will become effective during the third calendar quarter of 2020, or as soon thereafter as is reasonably practicable (the “Effective Date”), subject to the Board’s determination in its discretion not to proceed with the Reverse Stock Split.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNLESS REQUESTED TO DO SO. Beginning on the Effective Date, each stock certificate representing pre-Reverse Stock Split shares of Common Stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares of Common Stock and evidence ownership of the number of shares shown on such certificate reduced according to the Reverse Stock Split ratio.

We will not issue fractional certificates for post- Reverse Stock Split shares in connection with the Reverse Stock Split. Instead, the Company will issue to the Company’s stockholders holding a fractional share of Common Stock one additional share of Common Stock for each fractional share.

Further, prior to filing the Certificate of Amendment reflecting the Reverse Stock Split, we must first notify the Financial Industry Regulatory Authority (“FINRA”) by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to our anticipated date of the Reverse Stock Split.

The Certificate of Amendment will be in substantially the form attached to this Information Statement as Exhibit A and will become effective upon the acceptance for record of the Certificate of Amendment with the Secretary of State of the State of Delaware, which will occur no earlier than 20 calendar days after this Information Statement is first mailed to our Stockholders who did not execute the written consent of the Majority Stockholders.

Fractional Shares

No fractional shares of Common Stock will be issued as the result of the Reverse Stock Split. Instead, the Company will issue to the Company’s stockholders holding a fractional share of Common Stock one additional share of Common Stock for each fractional share.

Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of certain federal income tax consequences of the Reverse Stock Split to the holders of Common Stock. This discussion is based on the Internal Revenue Code of 1986, as amended, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion is for general information purposes only and the tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. In addition, this discussion does not address all aspects of federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment, including without limitation, holders of warrants, holders who are dealers in securities, foreign persons, insurance companies, tax-exempt organizations, banks, financial institutions, broker-dealers, holders who hold Common Stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired the Common Stock pursuant to the exercise of compensatory stock options or otherwise as compensation. The following discussion also does not address the tax consequences of the Reverse Stock Split under foreign, state or local tax laws. Accordingly, each stockholder should consult his or her tax adviser to determine the particular tax consequences to him or her of a reverse split, including the application and effect of federal, state, local and/or foreign income tax and other laws.

Generally, a reverse split will not result in the recognition of gain or loss for federal income tax purposes. The adjusted basis of the new shares of Common Stock will be the same as the adjusted basis of the Common Stock exchanged for such new shares. The holding period of the post-Reverse Stock Split shares of the Common Stock resulting from implementation of the Reverse Stock Split will include the stockholder’s respective holding periods for the pre-Reverse Stock Split shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our capital stock by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

●	each of our directors;

●	our sole Named Executive Officer; and

●	all of our current executive officers and directors as a group.

The following table is based upon information supplied by to us by our officers, directors and certain principal stockholders. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock that the person has the right to acquire beneficial ownership within 60.. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o Propanc Biopharma, Inc., 302, 6 Butler Street, Camberwell, VIC, 3124 Australia.

	Common Stock Beneficially Owned		Series A Preferred Stock Beneficially Owned		Series B Preferred Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class(1)	Number of Shares Beneficially Owned	Percentage of Class(2)	Number of Shares Beneficially Owned	Percentage of Class (2)

North Horizon Pty Ltd.(3)	345	*	500,000	100%	-	-

James Nathanielsz(4)	917	*	-	-	1	100%

Dr. Julian Kenyon(5)	802	*	-	-	-	-

All directors and executive officers, as a group (2 persons)	1,719	*	500,000	100%	1	100%

* Represents beneficial ownership of less than one percent.

(1) Applicable percentages are based on 153,402,150 shares of our common stock outstanding as of July [●], 2020.

(2) Applicable percentages are based on 500,000 shares of our Series A Preferred Stock and one share of our Series B Preferred Stock outstanding as of July [●], 2020, except where the person or entity has the right to receive shares within the next 60 days, which would increase the number of shares owned by such person or entity and the number of shares outstanding.

(3) North Horizon Pty Ltd. is a Nathanielsz Family Trust. Mr. Nathanielsz, the Chief Executive Officer, Chief Financial Officer, Active Chairman and a director of the Company, has voting and investment power over these shares.

(4) Represents 345 shares of our common stock held by North Horizon Pty Ltd. and 572 shares of common stock issuable to Mr. Nathanielsz pursuant to his stock options currently exercisable or exercisable within 60 days of May 1, 2020.

(5) Represents 230 shares of our common stock held by Dr. Julian Kenyon, a director of our Company, and 572 shares of our common stock issuable to Dr. Kenyon pursuant to his stock options currently exercisable or exercisable within 60 days of May 12, 2020

INTERESTS OF CERTAIN PERSONS ON MATTERS TO BE ACTED UPON

None of the persons who have served as our officers or directors since the beginning of our last fiscal year, or any associates of such persons, have any substantial interest, direct or indirect, in the Reverse Stock Split, other than the interests held by such persons through their respective beneficial ownership of the shares of our capital stock set forth above in the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

DISSENTERS’ RIGHTS

Under Delaware law there are no dissenters’ rights available to our stockholders in connection with the Reverse Stock Split, or the Certificate of Amendment.

HOW THE REVERSE STOCK SPLIT WILL BE ENACTED

The Reverse Stock Split will be effected by the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware. The Certificate Amendment will be effective upon the date and time of effectiveness of such filing, which is no earlier than 20 calendar days after this Information Statement is first mailed to our Stockholders who did not execute the written consent of the Majority Stockholders. The Reverse Stock Split will occur on the Effective Date without any further action on the part of our stockholders.

The Board has the authority, but not the obligation, in its sole discretion and without further action on the part of the stockholders, to select the ratio for the Reverse Stock Split (not to exceed 1-for-1,000) and to file the Certificate of Amendment. The Board may abandon the Reverse Stock Split at any time, in its sole discretion, prior to filing the Certificate of Amendment.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

The SEC has adopted rules that permit companies and brokers, banks and other nominees to satisfy the delivery requirements for proxy statements and annual reports, with respect to two or more stockholders sharing the same address and who do not participate in electronic delivery of proxy materials, by delivering a single copy of such documents addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers, banks and other nominees may be “householding” Company proxy materials. This means that only one copy of proxy materials may have been sent to multiple stockholders in a household. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report from the other stockholder(s) sharing your address, please: (i) notify your broker, bank or other nominee, (ii) direct your written request to Chief Executive Officer, 302, 6 Butler Street, Camberwell, VIC, 3124 Australia, or (iii) contact our Chief Executive Officer at +61-03-9882-6723. The Company will undertake to deliver promptly, upon any such oral or written request, a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of proxy materials at their address and would like to request householding of their communications should notify their broker, bank or other nominee, or contact our Chief Executive Officer at the above address or phone number.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on our corporate website at www.propanc.com. The information we file with the SEC or contained on, or linked to through, our corporate website or any other website that we may maintain is not part of this Information Statement. You may also read and copy, at the SEC’s prescribed rates, any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

Statements contained in this Information Statement concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC.

By Order of the Board of Directors

/s/ James Nathanielsz
James Nathanielsz
Chief Executive Officer and Acting Chairman

July [●], 2020

EXHIBIT A

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION OF

PROPANC BIOPHARMA, INC.

PROPANC BIOPHARMA, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST: That resolutions were duly adopted by the Board of Directors of the Corporation by written consent on July [●], 2020, setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), declaring said amendment to be advisable and recommended for approval by the stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation be amended by deleting Article 4 in its entirety and replacing it as follows:

“Article 4. A. Classes of Stock. The Corporation is authorized to issue two classes of shares to be designated as “Common Stock” and “Preferred Stock,” respectively. The Corporation has the authority to issue 10,000,000,000 total shares of Common Stock, $0.001 par value per share, and 1,500,005 total shares of Preferred Stock, $0.01 par value per share.

1. Upon the filing and effectiveness of this Certificate of Amendment to the Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware (the “Effective Time”), each _______ shares of Common Stock either issued and outstanding or held by the Corporation as treasury stock shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. All shares of Common Stock (including fractions thereof) issuable upon the Reverse Stock Split to a given holder shall be aggregated for purposes of determining whether the Reverse Stock Split would result in the issuance of a fractional share. If, after the aforementioned aggregation, the Reverse Stock Split would result in the issuance of a fraction of a share of Common Stock, the Company will issue to the Company’s stockholders holding a fractional share of Common Stock one additional share of Common Stock for each fractional share. No certificates representing fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall thereafter represent the number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

B. Preferred Stock. The Corporation’s board of directors shall have the authority to authorize the issuance of 1,500,005 shares of Preferred Stock with such rights, preferences and limitations as may be set from time to time by resolution of the board of directors and the filing of a Certificate of Designation as required by the General Corporation Law of the State of Delaware.”

SECOND: That in lieu of a meeting and vote of the stockholders, the Corporation’s stockholders holding a majority of the outstanding voting power of the Corporation’s capital stock have given written consent approving this Certificate of Amendment in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

THIRD: That the Effective Time of this amendment shall be 12:01 a.m. on ______________ ___, 2020.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this ___ day of ______________, 2020.

PROPANC BIOPHARMA, INC.

By:
Name:	James Nathanielsz
Title:	Chief Executive Officer